            As filed with the Securities and Exchange Commission on May [], 2001
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             ---------------------

                        AMERON INTERNATIONAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                             ---------------------

                    DELAWARE                        77-0100596
        (State or Other Jurisdiction of           (I.R.S. Employer
         Incorporation or Organization)          Identification No.)

                             ---------------------

                           245 South Los Robles Avenue
                           Pasadena, California 91101
                                 (626) 683-4000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                             ---------------------

               AMERON INC. 1992 INCENTIVE STOCK COMPENSATION PLAN
                                       AND
           AMERON INTERNATIONAL CORPORATION 2001 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                             ---------------------

                               JAVIER SOLIS, Esq.
              Senior Vice President, Secretary and General Counsel
                           AMERON INTERNATIONAL CORP.
                           245 South Los Robles Avenue
                           Pasadena, California 91101
                                 (626) 683-4000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                             ---------------------


                                          CALCULATION OF REGISTRATION FEE
------------------------ ------------------- ------------------------- ------------------------- -----------------
   TITLE OF SECURITIES       AMOUNT TO          PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT OF
    TO BE REGISTERED       BE REGISTERED       OFFERING PRICE PER             AGGREGATE            REGISTRATION
                                                    SHARE(1)              OFFERING PRICE(1)            FEE
------------------------ ------------------- ------------------------- ------------------------- -----------------
      Common Stock            280,000            $67.75 per share            $18,970,000             $4742.50
------------------------ ------------------- ------------------------- ------------------------- -----------------

==================================================================================================================

1 Estimated in accordance with Rule 457(c) and Rule 457(h) solely for purposes of calculating the registration fee and based on the average of the high and low prices of the Common Stock of the Company on the New York Stock Exchange on May 25, 2001.

                                  INTRODUCTION

                  This Registration Statement on Form S-8 is filed by Ameron International Corporation, a Delaware corporation (the "Company" or the "Registrant"), relating to 280,000 shares of its common stock, par value $2.50 per share (the "Common Stock"), 90,000 of which are issuable to eligible employees of the Company under its 1992 Incentive Stock Compensation Plan and 190,000 of which are issuable under its 2001 Stock Incentive Plan (the "Plans"). Any additional shares of Common Stock that may become available for purchase in accordance with the provisions of the Plans in the event of certain changes in the outstanding shares of Common Stock of the Company, including, among other things, stock dividends, stock splits, reverse stock splits, reorganizations and recapitalizations, are also being registered.

                                     PART I

                  INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1.           PLAN INFORMATION.

                  Not filed as part of this Registration Statement pursuant to Note to Item 1 of Form S-8.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Not filed as part of this Registration Statement pursuant to Note to Item 1 of Form S-8.

                                     PART II

                  INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents heretofore filed by Ameron International Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are by this reference incorporated in and made a part of this Registration Statement:

                  (1) The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2000;

                  (2) The Company's Quarterly Report on Form 10-Q as filed with the Commission on April 13, 2001; and

                  (3) The description of the Common Stock contained in the
                      Company's Registration Statement on Form 8-B, declared effective on July 14, 1986, as amended.

                  All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and the Prospectus that is part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  The validity of the issuance of the shares of Common Stock offered pursuant to the prospectus related hereto will be passed on for the Company by Javier Solis, Esq., Senior Vice President, Secretary and General Counsel of the Company.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a part or is threatened to be made a part to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that a Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter herein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

                  The Certificate of Incorporation and Bylaws of the Company provide, in effect, that, to the fullest extent permitted by Delaware General Corporation Law, the Company has the power to indemnify any person who was or is a part or is threatened to be made a part to any action, suit or proceeding of the type described above by reason of the fact that he or she is a director, officer, employee or agent of the Company.

                  The Company's Certificate of Incorporation relieves its directors from monetary damages to the Company or its stockholders for breach of such director's fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law. Under Section 102(7) of the Delaware General Corporation Law a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the Delaware General Corporation Law imposing certain requirements with respect to stock purchases, redemptions and dividends or (v) for any transaction from which the director derived an improper personal benefit.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

   EXHIBIT
     NO.           DESCRIPTION
------------       -------------------------------------------------------------

     4.1 Certificate of Incorporation of the Company (previously filed as Exhibit 3(i) to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1996, and incorporated herein by reference).

     4.2 Restated Bylaws of the Company (previously filed as Exhibit 3(ii) to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2000, and incorporated herein by reference).

     4.3 Amended and Restated Rights Agreement dated December 16, 1996, (previously filed as Exhibit 1 to the Company's Form 8-A/A, Amendment No. 3 as filed with the Commission on February 5, 1997, and incorporated herein by reference).

      5           Opinion of Javier Solis, Esq.

     23.1         Consent of Arthur Andersen LLP.

     23.2         Consent of Deloitte & Touche LLP.

     23.3         Consent of Javier Solis, Esq. (included in Exhibit 5).

      24          Power of Attorney (included on Signature Pages).

     99.1 Ameron Inc. 1992 Incentive Stock Compensation Plan (previously filed as an exhibit to the Company's Definitive Proxy Statement on Schedule 14A as filed with the Commission on February 19, 1992, and incorporated herein by reference).

     99.2 Ameron International Corporation 2001 Stock Incentive Plan (previously filed as an exhibit to the Company's Definitive Proxy Statement on Schedule 14A as filed with the Commission on February 23, 2001, and incorporated herein by reference).

ITEM 9.           UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during the period in which offers or sales are being made, a post effective amendment to this Registration Statement
                (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and
                (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant Section 13 or
                Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan and the expiration of all options granted thereunder.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, as of the 3rd day of May, 2001.

                                          AMERON INTERNATIONAL CORPORATION


                                      By: /s/ JAVIER SOLIS, ESQ.
                                          --------------------------------------
                                                 Javier Solis, Esq.
                                          Senior Vice President, Secretary
                                                 and General Counsel

                                POWER OF ATTORNEY

                  Each person whose signature appears below constitutes and appoints Javier Solis, Esq. such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and as of the dates indicated below.


                SIGNATURE                                   TITLE                                 DATE
                ---------                                   -----                                 ----

/s/ JAMES S. MARLEN                        Chairman of the Board, President and                 May 3, 2001
-----------------------------------------  Chief Executive Officer (Principal
             James S. Marlen               Executive Officer)


/s/ GARY WAGNER                            Senior Vice President and Chief                      May 3, 2001
-----------------------------------------  Financial Officer (Principal Financial
               Gary Wagner                 and Accounting Officer)


/s/ PETER K. BARKER                        Director                                          April 16, 2001
-----------------------------------------
             Peter K. Barker


/s/ STEPHEN W. FOSS                        Director                                          April 16, 2001
-----------------------------------------
             Stephen W. Foss


/s/ J. MICHAEL HAGAN                       Director                                          April 16, 2001
-----------------------------------------
            J. Michael Hagan


/s/ TERRY L. HAINES                        Director                                          April 23, 2001
-----------------------------------------
             Terry L. Haines


/s/ JOHN F. KING                           Director                                          April 13, 2001
-----------------------------------------
              John F. King


/s/ ALAN L. OCKENE                         Director                                          April 15, 2001
-----------------------------------------
             Alan L. Ockene


/s/ JOHN E. PEPPERCORN                     Director                                          April 13, 2001
-----------------------------------------
           John E. Peppercorn

                                  EXHIBIT INDEX

   EXHIBIT
     NO.           DESCRIPTION
------------       -------------------------------------------------------------

     4.1 Certificate of Incorporation of the Company (previously filed as Exhibit 3(i) to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1996, and incorporated herein by reference).

     4.2 Restated Bylaws of the Company (previously filed as Exhibit 3(ii) to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2000, and incorporated herein by reference).

     4.3 Amended and Restated Rights Agreement dated December 16, 1996 (previously filed as Exhibit 1 to the Company's Form 8-A/A, Amendment No. 3 as filed with the Commission on February 5, 1997, and incorporated herein by reference).

      5           Opinion of Javier Solis, Esq.

     23.1         Consent of Arthur Andersen LLP.

     23.2         Consent of Deloitte & Touche LLP.

     23.3         Consent of Javier Solis, Esq. (included in Exhibit 5).

      24          Power of Attorney (included on Signature Pages).

     99.1 Ameron Inc. 1992 Incentive Stock Compensation Plan (previously filed as an exhibit to the Company's Definitive Proxy Statement on Schedule 14A as filed with the Commission on February 19, 1992, and incorporated herein by reference).

     99.2 Ameron International Corporation 2001 Stock Incentive Plan (previously filed as an exhibit to the Company's Definitive Proxy Statement on Schedule 14A as filed with the Commission on February 23, 2001, and incorporated herein by reference).